Exhibit 10.3

Ronco Corporation

Lock-up Agreement

June 30, 2005

Ronco Corporation

21344 Superior Street

Chatsworth, CA 91311

Sanders Morris Harris Inc.

320 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

In connection with assistance provided to Ronco Marketing Corporation, a Delaware Corporation (“RMC”), to effectuate that certain asset purchase agreement dated as of December 10, 2004 (the “Asset Purchase Agreement”), shares of common stock of RMC were issued to Copper Beech Equity Partners LLC, Coll International LLC, and Content Holding LLC (each a “Stockholder”, collectively and inclusive of their affiliates, the “Venture Group”). In addition, RMC raised initial working capital via the sale of shares of RMC common stock to Frank Milewski, Paul Wallace and the Terra Nova Group (collectively the “Ronco Private Group”).

RMC has also entered into that certain Agreement and Plan of Merger, dated as of May 20, 2005 with Fi-Tek VII, Inc., a Delaware Corporation (“FTK”). In a reverse triangular merger, RMC will merge with a wholly-owned subsidiary of FTK, with RMC emerging as the surviving subsidiary corporation of FTK. Thereafter, shares of outstanding RMC common stock issued to the Venture Group and the Ronco Private Group will be converted into 800,001 shares of FTK common stock (the “Common Stock”) in the aggregate, and FTK will change its name to Ronco Corporation (the “Company”). In connection with these transactions, the Company will finance the purchase price under the Asset Purchase Agreement by conducting a private offering of its Series A Convertible Preferred Stock (the “Offering”) through Sanders Morris Harris, Inc. as placement agent (“Placement Agent”). The Venture Group and the Ronco Private Group understand that, under the terms of that certain registration rights agreement between the Company and the purchasers under the private offering, dated as of June 30, 2005, (the “Registration Rights Agreement”), the Company has agreed to file with the Securities and Exchange Commission, a registration statement covering the resale of the Common Stock into which the Preferred Stock purchased in the Offering will convert on (the “Registration Statement”). The Registration Statement will include the 800,001 shares of Common Stock held by the Venture Group and the Ronco Private Group, in the aggregate.

In order to induce the Company to proceed with each transaction and the Offering, the undersigned Stockholder agrees that it shall not, directly or indirectly, offer, offer to sell, sell, distribute, assign, loan, pledge, hypothecate, grant any rights, contract to sell or grant any option to purchase or otherwise dispose or transfer (collectively, “Transfer”) any shares of the Common Stock of the Company, or any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or other securities, owned by the undersigned Stockholder for a period commencing on the date hereof and ending twelve (12) months subsequent, without the prior written consent of the Company and the Placement Agent; provided, however, such written consent shall not be required with respect to any (i) privately negotiated Transfer that does not involve a Transfer into the public market (under the Registration Statement or otherwise) as long as prior to such Transfer any transferee shall have executed and delivered a lock-up agreement in the form of this agreement (this “Agreement”) to the Company and Placement Agent at the addresses provided above or (ii) pledge or hypothecation of the Common Stock.

The Stockholder hereby authorizes the Company to cause its transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Company Common Stock and any securities convertible into or exercisable or exchangeable for Company Common Stock subject to this Agreement, except for any Transfers permitted hereunder, and, in the case of any such shares or securities for which the Stockholder is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

The Stockholder hereby represents and warrants that:

(i) The Stockholder has full legal right, power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligations of the Stockholder shall be binding upon the heirs, personal representatives, successors, and assigns of the Stockholder.

(ii) Neither the execution and delivery of this Agreement or any of the documents to be delivered thereunder, nor compliance with the terms and provisions hereof or thereof, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which the Stockholder is a party or by which the Stockholder is or may be bound.

(iii) No consent, approval, order, authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any non-governmental third party on the part of the Stockholder is required in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation of the transactions contemplated thereby.

(iv) The Stockholder is the lawful owner of record and beneficially of the number of shares of Common Stock of the Company indicated on the signature page to this Agreement. Such Common Stock constitutes all of the shares of the Common Stock of the Company owned by the Stockholder, either directly or indirectly. The Company Common Stock held by the

Stockholder is not subject to any lien, claim, encumbrance or restriction of any type, kind or nature in favor of any third party or any third party interests. The Stockholder is not a party to any option, warrant, purchase right, voting trust, proxy or other contract, agreement or commitment with respect to the capital stock of the Company or the voting thereof.

(v) By executing this Agreement, the Stockholder further represents that the Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Common Stock to be received by the Stockholder.

Shares held:	Very Truly Yours,

Acknowledged and Agreed:
(Signature and title or capacity, if any)
RONCO CORPORATION:

By:	(Print name of stockholder)
Name:
Title:

SANDERS MORRIS HARRIS, INC.	(Print name and title or capacity of signatory, if stockholder is a corporation or other entity)

By:	Address:
Name:
Title:	Taxpayer ID Number: